                                                                     EXHIBIT 2.4

                              THIRD AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     This THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is dated as of June 13, 2000 and entered into by and among DIGITAL INSIGHT CORPORATION, a Delaware corporation ("Parent"), ATA ACQUISITION CORP., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and ANYTIME ACCESS, INC., a California corporation ("Company"), and is made with reference to that certain Agreement and Plan of Merger, dated as of March 30, 2000, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of May 2, 2000 and that certain Second Amendment to Agreement and Plan of Merger, dated as of May 25, 2000 (as so amended, the "Merger Agreement"), by and among Parent, Merger Sub and Company. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Merger Agreement.

                                   RECITALS

     WHEREAS, Parent, Merger Sub and Company have entered into the Merger Agreement; and

     WHEREAS, Parent, Merger Sub and Company desire to amend the Merger Agreement as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     Section 1.  AMENDMENTS TO THE MERGER AGREEMENT

     1.1  Amendment to Section 7.1: Termination. Subsection 7.1(b) of the Merger
         -------------------------------------
Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

          "(b) by either Company or Parent if the Merger shall not have been consummated by July 30, 2000 (or, if a Commissioner Refusal has occurred, then 60 days after the date of such Commissioner Refusal) for any reason; provided, however, that the right to terminate this Agreement under this
     Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;"

     1.2  Amendment to Section 7.3:  Fees and Expenses.
          --------------------------------------------
          (a) Subsection 7.3(b)(i) of the Merger Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following:

               "(i) In the event that (A) the condition set forth in Section 6.1(a) is not satisfied and (B) Company enters into an agreement or understanding for an Acquisition Transaction within 9 months after the failure to satisfy the condition set forth in Section 6.1(a), then Company shall pay to Parent an amount in cash equal to $5 million.
          For purposes of the preceding sentence only, the reference to "5%" in clause (A) of the definition of Acquisition Transaction shall be changed to "25%." In addition, if the Closing does not occur as a result of the breach of this Agreement by either Company or Parent or Merger Sub, then the breaching party shall pay the other party an amount in cash equal to $5 million within 10 days following termination of this Agreement."

     Section 2.  REPRESENTATIONS AND WARRANTIES

     Parent, Merger Sub and Company each represent and warrant to the other parties hereto that the following statements are true, correct and complete as of the date of this Amendment:

     2.1 Corporate Power and Authority. Such party has all necessary corporate
         -----------------------------
power and authority to execute and deliver this Amendment and, subject to Company obtaining the approval of the Merger by the shareholders of Company, to perform its obligations under the Merger Agreement as amended by this Amendment (the "Amended Agreement").

     2.2 Authorization of Agreement. The execution and delivery of this
         --------------------------
Amendment by such party and the consummation by such party of the transactions contemplated by the Amended Agreement have been duly and validly authorized by all necessary corporate action on the part of such party.

     2.3 Binding Obligation. This Amendment and the Amended Agreement have been
         ------------------
duly and validly executed and delivered by such party, and, assuming the due authorization, execution and delivery by the other parties hereto, constitute legal and binding obligations of such party, enforceable against such party in accordance with the terms hereof and thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally, or by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity), and to the extent any indemnification or contribution provisions hereof or thereof may be limited by applicable federal or state securities laws.

     Section 3.  MISCELLANEOUS

     3.1  Reference to and Effect on the Merger Agreement and the Other Merger
          --------------------------------------------------------------------
Documents.
---------

          (a) On and after the date of this Amendment, each reference in the Merger Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Merger Agreement, and each reference in the other documents and agreements executed in connection with the Merger Agreement (the "Merger Documents") to the "Merger Agreement", "thereunder", "thereof" or words of like import referring to the Merger Agreement shall mean and be a reference to the Amended Agreement.

          (b) Except as specifically amended by this Amendment, the Merger Agreement and the other Merger Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Parent, Merger Sub, or Company under, the Merger Agreement or any of the other Merger Documents.

     3.2  Headings. Section and subsection headings in this Amendment are
          --------
included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     3.3  Applicable Law.  This Amendment shall be governed and construed in
          --------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     3.4 Counterparts. This Amendment may be executed in one or more
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.

                              DIGITAL INSIGHT CORPORATION

                              By:  /s/ John Dorman
                                   ---------------------------------
                                   John Dorman
                                   President


                              By:  /s/ Kevin McDonnell
                                   ---------------------------------
                                   Kevin McDonnell
                                   Chief Financial Officer



                              ATA ACQUISITION CORP.


                              By:  /s/ John Dorman
                                   ---------------------------------
                                   John Dorman
                                   President


                              By:  /s/ Kevin McDonnell
                                   ---------------------------------
                                   Kevin McDonnell
                                   Chief Financial Officer


                              ANYTIME ACCESS, INC.


                              By:  /s/ Thomas R. Bollum
                                   ---------------------------------
                                   Thomas R. Bollum
                                   President


                              By:  /s/ Steven R. Mills
                                   ---------------------------------
                                   Steven R. Mills
                                   Chief Financial Officer